                                                               EXHIBIT 21.1

MatrixOne Subsidiaries
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--------------------------------------------------------------------------------

Subsidiary
Incorporation   Name & Location
-------------   ---------------
Germany          MatrixOne Information Systems GmbH
                Fraunhoferstrasse 7
                D-85737 Ismaning
                Germany
                PH: +49 (0) 89-960948-0
                FX: +49 (0) 89-960948-99

---------------------------------------------------
France          MatrixOne SARL
                Espace Technologique de Saint-Aubin
                Immeuble Apollo
                SAINT-AUBIN,
                91195 GIF sur Yvette Cedex
                France
                PH: +33-1-69-33-1970
                FX: +33-1-69-41-8293

---------------------------------------------------
United Kingdom  MatrixOne Limited
                Knyvett House, The Causeway
                Staines
                Middlesex TW18 3BA
                United Kingdom
                PH: +44 (0) 1784 898055
                FX: +44 (0) 1784 898510

---------------------------------------------------
Netherlands     MxOne B.V.
                Amsteldijk 166
                NL-1079 LH Amsterdam
                The Netherlands
                PH: +31 203010 930
                FX: +31 203010 939

---------------------------------------------------
Austria         MatrixOne GmbH
                Matthaus-Much-StraBe 7
                A-5310 Mondsee
                Austria
                PH: +43 6232 7710-0
                FX: +43 6232 7710-77

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


                                                               EXHIBIT 21.1

MatrixOne Subsidiaries
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Subsidiary Incorporation         Name & Location
------------------------         ---------------
Italy                            MatrixOne S.r.l.
                                 Via Ludovico di Breme 53/1
                                 20156 Milano
                                 Italy
                                 PH: +39 - 0238093201
                                 FX: +39 - 0238093202

-----------------------------------------------------------------
Japan                            MatrixOne K.K.
                                 Worldwide Center 3F
                                 1-13 Sanbancho
                                 Chiyoda-ku
                                 Tokyo 102-0075
                                 Japan
                                 PH: +81-3-5210-0011
                                 FX: +81-3-5210-0013

-----------------------------------------------------------------
Canada                           MatrixOne, Inc.
(Not a separate legal entity)    190 Robert Speck Parkway
(Included in the North America)  Suite 118
                                 Mississauga, On L4Z 3K3
                                 PH: (905) 275-2517
                                 FX: (905) 273-6659

-----------------------------------------------------------------
Delaware (U.S.)                  Adra Systems, Inc.
                                 Two Executive Drive
                                 Chelmsford, MA 01824
                                 PH: (978) 322-2000
                                 FX: (978) 452-6820

-----------------------------------------------------------------
Delaware (U.S.)                  MatrixOne Securities Corporation
                                 Two Executive Drive
                                 Chelmsford, MA 01824
                                 PH: (978) 322-2000
                                 FX: (978) 452-6820

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